CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4/A of our report dated September 23, 2022, relating to the consolidated financial statements of MJ Harvest, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2022.  We also consent to the reference to us under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Assure CPA LLC

Spokane, Washington

February 7, 2023